SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K



                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 17, 1998


                             COMSAT Corporation
             (Exact name of Registrant as specified in Charter)


  District of Columbia                 1-4929                 52-0781863
(State or other juris-              (Commission               (IRS Employer
diction of incorporation)           File Number)              Identification
                                                              Number)


 6560 Rock Spring Drive,    Bethesda, MD                         20817
 (Address of principal executive offices)                      Zip Code


Registrant's telephone number, including area code   (301) 214-3000


                              Not Applicable.
       (Former name or former address, if changed since last report).

Item 5.  Other Events
---------------------

     On March 17, 1998, the Corporation issued a press release announcing that the Corporation signed a stock purchase agreement to sell substantially all of COMSAT RSI, Inc. (CRSI) to a subsidiary of TBG Industries, Inc. A copy of the press release is attached hereto as Exhibit
99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
------------------------------------------

     (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.                                     Description
-----------                                     -----------

   99.1                             Press Release dated March 17, 1998

                                 SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             COMSAT Corporation




                             By:   /s/ Alan Korobov
                                   ----------------
                                   Alan Korobov
                                   Controller


Date:  March 18, 1998

                               EXHIBIT INDEX



Exhibit No.                                     Description
-----------                                     -----------


   99.1                             Press Release dated March 17, 1998

FROM:     COMSAT Corporation
          6560 Rock Spring Drive
          Bethesda, MD 20817
PHONE:    301 214 3442
FAX:      301 214 7130
DATE:     March 17, 1998

For Immediate Release
---------------------


                    COMSAT CORPORATION SIGNS AGREEMENT
                    TO SELL CRSI MANUFACTURING DIVISION

BETHESDA, Md. - COMSAT Corporation announced today that it has signed a stock purchase agreement to sell substantially all of COMSAT RSI, Inc.
(CRSI), which was placed in discontinued operations in June 1997, to a subsidiary of TBG Industries, Inc. CRSI designs, manufactures and integrates earth stations as well as wireless and advanced antenna systems.
     "The CRSI sale will complete another milestone in our strategy to restructure COMSAT's balance sheet," said COMSAT President and Chief Executive Officer Betty C. Alewine. "Completion of this sale, along with last year's spin-off of Ascent Entertainment Group, Inc., leads us forward as a smaller, healthier, more strategically focused company with a stronger balance sheet and significantly less short-term debt."
     "These actions also enable us to focus fully our company's resources on three key shareholder value drivers already underway: satellite asset valuation through privatization of INTELSAT and Inmarsat, regulatory relief achieved by reclassification to non-dominant carrier status, and pro-competitive reform of the Communications Satellite Act," Alewine said.
     "COMSAT has made significant progress, particularly with the planned partial privatization of INTELSAT and proposed full privatization of Inmarsat. We also continue to work with the U.S. government to affect regulatory and legislative change necessary to allow us to compete more effectively in the global telecommunications marketplace."
     The CRSI sale price of $116.5 million is subject to adjustment based on inter-company loans and advances between COMSAT Corporation and CRSI at the time of closing. The financial impact of the transaction was included in the corporation's 1997 loss from discontinued operations. As previously announced, COMSAT will use proceeds from the sale of CRSI to repay short-term debt.

                                 --more--

     As part of the agreement, the Corporation is retaining Electromechanical Systems, Inc. (EMS) and Plexsys International Corporation, pending the evaluation of available alternatives. COMSAT also will retain and complete a long-term construction contract for a radio telescope in Green Bank, W.Va. As previously announced, COMSAT sold substantially all of the assets of JEFA Wireless Systems, a wholly owned subsidiary of CRSI, in a separate transaction.
     Closing for the CRSI sale is expected to occur on or before June 30, 1998, and is dependent upon completion of certain conditions agreed to by the parties, third party consents and regulatory filings.
     Some of the statements in this news release are forward looking, and are based on COMSAT management's current expectations and assumptions. The timing and completion of the sale of CRSI are subject to, and may be affected adversely by, a number of factors which are not wholly within the control of the corporation including governmental action on regulatory filings, receipt of third-party consents and satisfaction of other closing conditions agreed to by the parties.
     COMSAT Corporation (NYSE: CQ) is a global provider of satellite services and digital networking services and technology.

                                   # # #

CONTACT:
--------

Janet Dewar         Vice President, Corporate Affairs       +1 301 214 3442
Gary Sharpe         Director, Investor Relations            +1 301 214 3244